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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-42803, 333-90489 and 333-64166) pertaining to the Amended and Restated Stock Plan and the 1996 Stock Plan of VCampus Corporation of our report dated March 15, 2002, except for Note 17, as to which the date is March 27, 2002, with respect to the consolidated financial statements and schedule of VCampus Corporation included in the Annual Report on Form 10-K for the year ended December 31, 2001.


                                                           /s/ Ernst & Young LLP

McLean, Virginia
March 27, 2002